Exhibit 99.4

SCIENTIFIC GAMES CORPORATION

Offer to Exchange
All of Its Outstanding
6¼% Senior Subordinated Notes due 2012
and the Related Guarantees
in Exchange for
6¼% Senior Subordinated Notes due 2012
and the Related Guarantees
Which Have Been Registered Under
the Securities Act of 1933, as Amended,
Pursuant to the Prospectus Dated                             , 2005

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                   , 2005, UNLESS EXTENDED (SUCH DATE AND TIME, AS THE SAME MAY BE EXTENDED, THE "EXPIRATION DATE"). HOLDERS OF OLD NOTES (AS DEFINED BELOW) MAY TENDER THEIR OLD NOTES ON OR PRIOR TO THE EXPIRATION DATE.

To Our Clients:

Enclosed for your consideration are the prospectus dated                     , 2005 and the related letter of transmittal in connection with the offer, referred to as the exchange offer, of Scientific Games Corporation, a Delaware corporation (the "Company"), and certain of its subsidiaries (collectively the "Subsidiary Guarantors"), to exchange an aggregate principal amount of up to $200,000,000 of the Company's 6¼% Senior Subordinated Notes due 2012, together with the guarantees thereof by the Subsidiary Guarantors, which have been registered under the Securities Act of 1933, as amended (the "new notes"), for a like principal amount of the Company's outstanding 6¼% Senior Subordinated Notes due 2012, together with the guarantees thereof by the Subsidiary Guarantors (the "old notes"), upon the terms and subject to the conditions set forth in the prospectus and the letter of transmittal. Consummation of the exchange offer is subject to certain conditions described in the prospectus. Unless indicated otherwise, capitalized terms used but not defined herein shall have the same meaning given to them in the prospectus or the letter of transmittal, as the case may be.

We are the registered holder of old notes held by us for your account. A tender of any such old notes can be made only by us as the registered holder and pursuant to your instructions. The letter of transmittal is furnished to you for your information only and cannot be used by you to tender old notes held by us for your account.

Accordingly, we request instructions as to whether you wish us to tender any or all such old notes held by us for your account upon the terms and subject to conditions of the exchange offer. WE URGE YOU TO READ THE PROSPECTUS AND THE LETTER OF TRANSMITTAL CAREFULLY BEFORE INSTRUCTING US TO TENDER YOUR OLD NOTES.

Your attention is directed to the following:

1.    The exchange offer is for the entire aggregate principal amount of outstanding old notes.

2.    Consummation of the exchange offer is conditioned upon the terms and subject to the conditions set forth in the prospectus under "The Exchange Offer."

3.    Tendering holders may withdraw their tender at any time not later than the expiration date.

4.    Any transfer taxes incident to the transfer of old notes from the tendering holder to the Company will be paid by the Company, except as provided in the prospectus and the instructions to the letter of transmittal.

5.    The exchange offer is not being made to, nor will the surrender of old notes for exchange be accepted from or on behalf of, holders of old notes in any jurisdiction in which the exchange offer or acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.

6.    The acceptance for exchange of old notes validly tendered and not withdrawn will be effected as soon as practicable after the expiration date and the issuance of new notes will be made as promptly as practicable thereafter.

7.    The Company and the Subsidiary Guarantors expressly reserve the right, in their reasonable discretion and in accordance with applicable law, to (i) extend the expiration date, (ii) delay the acceptance of any old notes, (iii) terminate the exchange offer and not accept any old notes for exchange if the Company and the Subsidiary Guarantors determine that any of the conditions to the exchange offer, as set forth in the prospectus, have not occurred or have not been satisfied and (iv) amend the terms of the exchange offer in any manner. In the event of any extension, delay, non-acceptance, termination or amendment, the Company and the Subsidiary Guarantors will as promptly as practicable give oral or written notice of the action to the exchange agent and make a public announcement of such action. In the case of an extension, the announcement will be made no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

8.    Consummation of the exchange offer may have adverse consequences to non-tendering old note holders, including that the reduced amount of outstanding old notes as a result of the exchange offer may adversely affect the trading market, liquidity and market price of the old notes.

If you wish to have us tender any or all of the old notes held by us for your account, please so instruct us by completing, executing and returning to us the instruction form that follows. An envelope to return your instruction form to us is enclosed. Your instructions should be forwarded to us in sufficient time to permit us to submit a tender on your behalf prior to the expiration date.

SCIENTIFIC GAMES CORPORATION

INSTRUCTIONS REGARDING THE EXCHANGE OFFER
WITH RESPECT TO THE
$200,000,000 OF 6¼% SENIOR SUBORDINATED NOTES DUE 2012
AND THE RELATED GUARANTEES

THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF YOUR LETTER AND THE ENCLOSED DOCUMENTS REFERRED TO THEREIN RELATING TO THE EXCHANGE OFFER OF THE COMPANY AND THE SUBSIDIARY GUARANTORS WITH RESPECT TO THE OLD NOTES.

THIS WILL INSTRUCT YOU WHETHER TO TENDER THE PRINCIPAL AMOUNT OF OLD NOTES INDICATED BELOW HELD BY YOU FOR THE ACCOUNT OF THE UNDERSIGNED PURSUANT TO THE TERMS OF AND CONDITIONS SET FORTH IN THE PROSPECTUS AND THE LETTER OF TRANSMITTAL.

Box 1 Please tender the old notes held by you for my account, as indicated below.
Box 2 Please do not tender any old notes held by you for my account.
Date, 2005

Signature(s)
Principal Amount of old notes to be Tendered:
$ *
(must be in the principal amount of $1,000 or an integral multiple thereof)	Please Print Name(s) Here

Please Type or Print Address

Area Code and Telephone Number

Taxpayer Identification or Social Security Number

My Account Number with You
* UNLESS OTHERWISE INDICATED, SIGNATURE(S) HEREON BY BENEFICIAL OWNER(S) SHALL CONSTITUTE AN INSTRUCTION TO THE NOMINEE TO TENDER ALL OLD NOTES OF SUCH BENEFICIAL OWNER(S)